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                                                      [LOGO]
                                                      HARTFORD LIFE


February 11, 1998                                     LYNDA GODKIN
                                                      SENIOR VICE PRESIDENT,
                                                      GENERAL COUNSEL &
                                                      CORPORATE SECRETARY

Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE: SEPARATE ACCOUNT FIVE
    HARTFORD LIFE INSURANCE COMPANY
    FILE NO. 333-36329

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life Insurance Company Separate Account Five (the "Account") in connection with the registration of an indefinite amount of securities in the form of modified single premium variable life insurance contract (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form S-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.


                                                      Hartford Life Inc.
                                                      200 Hopmeadow Street
                                                      Simsbury, CT 06089
                                                      860 843 3153
                                                      860 843 8665 Fax


                                                      Mailing Address:
                                                      P.O. Box 2999
                                                      Hartford, CT  06104-2999

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Board of Directors
Hartford Life Insurance Company
February 11, 1998
Page 2


4. The Contracts, when issued as contemplated by the Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Lynda Godkin

Lynda Godkin